UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

EARGO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 351-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 23, 2023, the Board of Directors (the “Board”) of Eargo, Inc. (the “Company”) approved a cost reduction plan intended to optimize the Company’s cost structure and operating model (the “plan”) that the Company expects will be implemented through the end of fiscal 2023.  The plan is expected to impact approximately 90–120 employees, or approximately 32–42% of the Company’s workforce.  The Company estimates that it will incur non-recurring charges of approximately $5.0–$7.0 million in connection with the plan, primarily consisting of one-time employee termination costs such as severance payments, notice pay, employee benefits contribution and related costs, as well as the potential impairment of certain intangible and other assets.  The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2023, the Board approved plans for Christian Gormsen, President, Chief Executive Officer, and member of the Board of Directors, to separate from the Company and to step down from his positions as President, Chief Executive Officer, and director, in each case, effective June 30, 2023 (the “separation date”).  The size of the Board will be reduced by one upon Mr. Gormsen’s separation date, resulting in a remaining Board comprised of six directors.  Mr. Gormsen’s resignation from the Board was not due to any disagreement with the Company, and the Board and management team thank Mr. Gormsen for his years of service.

The Company and Mr. Gormsen have entered into an agreement (the “Agreement”), dated as of June 23, 2023, pursuant to which Mr. Gormsen is entitled to receive a lump sum severance payment of $990,000, which is equivalent to Mr. Gormsen’s annual base salary and target annual cash bonus.  Mr. Gormsen will also be eligible to receive payment or reimbursement by the Company of COBRA premiums for up to 12 months.  In addition, any vested and outstanding stock options held by Mr. Gormsen as of the separation date will remain eligible for exercise until the date that is three years from the separation date, or, if earlier, the original expiration date or change in control of the Company.  Mr. Gormsen’s receipt of the payments and benefits described under the Agreement are subject to his execution of a customary release of claims and continued compliance with certain restrictive covenants.

The above description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

On June 23, 2023, the Board appointed William Brownie as interim Chief Executive Officer of the Company to succeed Mr. Gormsen, effective June 30, 2023.  Mr. Brownie, 56, will also retain his role as Chief Operating Officer, in which capacity he has served at the Company since April 2019.  From August 2016 through March 2019, Mr. Brownie served as the Company’s Chief Customer Operations Officer.  In addition, from January 2017 to June 2019 he served as the Company’s Chief Financial Officer. From June 2015 to August 2016, Mr. Brownie served as an independent consultant to various companies.  From January 2012 to June 2015, Mr. Brownie served as the Managing Director at Sonova e-Hearing Care, a group company of Sonova AG, a provider of hearing care products.  Prior to that, from August 2001 to December 2011, Mr. Brownie served as Chief Financial Officer and then President and Chief Executive Officer of HearingPlanet Inc., which was purchased by Sonova AG.  Mr. Brownie received a B.S. in business administration from San Diego State University-California State University.

At the time of this report, the Company has not entered into any new compensation arrangements with Mr. Brownie.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this report are forward-looking statements, including statements regarding the Company’s restructuring plan, including the plan to reduce its employee workforce, such as the size, timing and costs of such reduction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the Company’s expectations regarding its omni-channel business, including partnerships with retailers, resellers and other distributors (whether brick and mortar or online); the extent to which the Company may be able to validate and establish processes to support the submission of claims for reimbursement from third-party payors, including those participating in the Federal Employee Health Benefits program, and the Company’s ability to maintain or increase insurance coverage of its hearing aids; the timing or results of ongoing claims audits by third-party payors; estimates of the Company’s future capital needs and its ability to raise capital on favorable terms, if at all, including the timing of future capital requirements and the terms or timing of any future financings; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on the Company’s business and results of operations; the Company’s expectations concerning additional orders by existing customers; the Company’s expectations regarding the potential market size and size of the potential consumer populations for its products and any future products, including insurance coverage of the Company’s hearing aids; the Company’s ability to release new hearing aids and the anticipated features of any such hearing aids; the performance, differentiation and attractiveness to consumers of the Company’s products; developments and projections relating to its competitors and its industry, including competing products; the Company’s ability to maintain its competitive technological advantages against new entrants in its industry; the pricing of the Company’s hearing aids; the Company’s expectations regarding the ability to make certain claims related to the performance of the Company’s hearing aids relative to competitive products; the Company’s expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the new over-the-counter hearing aid regulatory framework; and the Company’s expectations regarding macroeconomic conditions, including but not limited to the impact of COVID-19, inflationary trends, uncertainty or volatility in the market (including recent and potential disruption in the banking system and financial markets and geopolitical events (such as the conflict in Ukraine and tensions across the Taiwan Strait)) on the Company’s business and results of operations. These results and other risks are described in greater detail in the sections titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking statements in this Current Report on Form 8-K are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2023	EARGO, INC.

	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer